                  Separate Account and Unit Value Fee Proposal
                  --------------------------------------------
                            Effective January 1, 2001
                            -------------------------

                                                                             Current        Proposed       Proposed
                                                                             Monthly         Monthly        Monthly
                                                                               Fee             Fee         Increase
Separate Accounts                                                          $ 66,666.67     $ 99,000.00    $32,333.33
-----------------
Flat Fee for up to 15 Separate Accounts with Investments

Unit Value Calculations
-----------------------
Flat Fee for up 1,800 Fund of Fund Accounts                                $166,666.67     $166,666.67    $
Flat Fee for next 700 Accounts (1,801 - 2,500)                                             $ 10,000.00    $10,000.00
Flat Fee for next 500 Accounts (2,501 - 3,000)                                             $  6,666.67    $ 6,666.67
Flat Fee for next 500 Accounts (3,001 - 3,500)                                             $  6,000.00    $ 6,000.00
Flat Fee for next 500 Accounts (3,501 - 4,000)                                             $  4,500.00    $ 4,500.00
Flat Fee for next 500 Accounts (4,001 - 4,500)                                             $  3,000.00    $ 3,000.00
Flat Fee for next 500 Accounts (4,501 - 5,000)                                             $  2,500.00    $ 2,500.00


Agree:    /s/ John O'Connor                     /s/ Eric Jones
         ---------------------------------     ---------------------------------
          Delaware Investments                  Lincoln Life
Date:     January 3, 2001